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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT (the "AGREEMENT"), entered into as of the ____ day of July, 2002 (the "EFFECTIVE DATE"), between Cyberkinetics, Inc., a Delaware corporation having offices at 222 Richmond Street, Suite 202, Providence, Rhode Island (the "COMPANY"), and John P. Donoghue, Ph.D. ("CONSULTANT"), residing at 109 Hazard Avenue, Providence, Rhode Island,

      The parties agree as follows:

      1. Consulting Services. Consultant shall perform consulting services for the Company in the field of the development and commercialization of biomedical products and systems for the detection, recording, transmission, generation, coding, decoding and/or stimulation of neuronal or other biochemical signals, including, without limitation, any product, device or surgical or other method or technique for inserting or mounting any such product or system or any component thereof, or the use of any such product or system to control one or more systems or devices (the "FIELD"). Consultant shall perform such additional consulting services as may be reasonably requested by the Company, including, but not limited to, the following:

            (a) providing scientific scrutiny of programs engaged in and/or funded by the Company and any companies in which it invests with respect to suitability and potential impact of alternative technologies;

            (b) advising the Company concerning developments within the Field in which the Company is engaged or fields in which it proposes to engage; and

            (c) identifying individuals who might be suitable to provide services for the Company as an employee or consultant or collaborator.

      All such consulting services are collectively referred to in this Agreement as the "SERVICES." Consultant will be available for consultation with the Company by correspondence or telephone, and, when necessary, by meetings at such times and locations as may be reasonably requested by the Company. The amount of time to be devoted to the Services to be provided hereunder shall not exceed 50% of Consultant's working time until September 1, 2003 and 20% of Consultant's working time thereafter,

      2. Compensation. In consideration of the Services performed by Consultant under this Agreement, and in addition to the founders shares issued to Consultant, the Company shall provide Consultant the consideration described in
Schedule 2 attached hereto.

      3. Expenses. The Company will reimburse Consultant for reasonable out-of-pocket travel, hotel and other business expenses incurred at the request of the Company as soon as practicable following submission of statements of expenses incurred, accompanied by appropriate supporting documentation.

      4. Duration. Subject to the provisions of Section 8, the period of this Agreement shall be for four (4) years from the Effective Date or, if renewed as set forth below, for such additional period (the "CONSULTING PERIOD"). The Company has the right to renew this Agreement after the

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termination of the original four year period for additional one year periods annually. This right shall be deemed to be exercised unless the Company gives Consultant notice to discontinue the Agreement not less than ninety (90) days prior to an anniversary date of this Agreement.

      5. Confidential Information. In connection with Consultant's prior involvement with the Company from the date of formation to the date hereof, and in connection with the Services under this Agreement, Consultant has acquired or may acquire information with respect to business plans, strategies, finances, materials, compounds, formulations, drug design, patterns, processes, methods, devices, apparatuses, preparations, technologies, results from ongoing investigations by others, compilations of data, patent applications, or present and future plans which is private or confidential in that it is not generally known or available to the public or is marked "confidential," and is, or is designed to be, used in the business of the Company, or results from its research and development activities, or that gives the Company an opportunity to obtain an advantage over competitors who do not know or use it. Consultant shall not, without the Company's prior written consent, either during the term of this Agreement or thereafter, (i) use or disclose such information for any purpose,
(ii) publish any article with respect thereto, or (iii) except in the performance of the Services, remove any of such information from the premises of the Company, except as to information that:

            (a) was known to the receiving party or generally known to the public prior to its disclosure under this Agreement; or

            (b) subsequently becomes known to the public by some means other than a breach of a confidentiality obligation including, without limitation,
Section 5 of this Agreement; or

            (c) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure.

      Consultant hereby acknowledges that the Company would be irreparably damaged if such information was disclosed to, or utilized on behalf of, others in competition in any respect with the Company or companies in which it invests, which damage cannot be adequately compensated for by an action at law. In the event of a breach or threatened breach by Consultant of the provisions of this Agreement, Consultant agrees that the Company shall be entitled to an injunction restraining him from such breach. Consultant hereby waives any right to object to the Company's efforts to obtain such an injunction. Nothing in this Agreement contained shall be construed as prohibiting the Company from pursuing any other remedies "available at law or in equity for any breach or threatened breach of this Agreement, provided that Consultant shall not be liable to the Company for monetary damages for breach of this provision in circumstances in which Consultant's breach is inadvertent.

      6. Inventions.

            (a) Subject to the provisions of Section 6(b):

                  (i) Consultant has disclosed and shall promptly disclose to the Company any and all inventions, discoveries, compositions, original works of authorship, concepts, ideas and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made,

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created, developed or reduced to practice by Consultant, alone or jointly with others, in the course of Consultant's prior involvement with the Company from the date of formation to the date hereof and in the course of performing Services under this Agreement ("CONSULTANT INVENTIONS");

                  (ii) all Consultant Inventions shall be the sole and exclusive property of the Company, and all original works of authorship that are made by Consultant (solely or jointly with others) within the scope of his Services under this Agreement and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act;

                  (iii) Consultant hereby assigns and agrees to assign to Company Consultant's full right, title and interest, if any, to any and all Consultant Inventions and agrees to execute, without additional compensation, any further documentation that Company may request in order to make this assignment fully effective; and

                  (iv) Consultant shall render to the Company (and its designees) other assistance as it may require in the prosecution of rights to such Consultant Inventions, in the prosecution or defense of interferences which may be declared involving any of such rights, and in any litigation in which the Company may be involved relating to such rights.

            (b) Notwithstanding Section 4.1 above, the Company acknowledges that Consultant, as a member of the faculty of Brown University ("Institution"), is required to comply with the Brown University Patent and Invention Policy (the "Institution Inventions Policy") and that, under the Institution Inventions Policy, Institution owns all inventions, and patents claiming them, that: (i) received direct or indirect financial support from Institution, including funding from any outside source awarded to or administered by Institution, or
(ii) made substantial use of any space, facilities, materials or other resources of Institution including resources provided in-kind by outside sources. The Company and Consultant acknowledge and agree that the Services to be performed under this Agreement will not be directly or indirectly supported financially by Institution and will not involve the use of Institution space, facilities, materials or other resources. If the Company desires to conduct any animal lab or other research or clinical activities at Institution, it will directly contract with Institution for such activities.

            (c) The parties acknowledge that Consultant is required to disclose to Institution's Office of Research Administration all inventions that are related to Consultant's research, clinical, or educational activities at Institution in order to provide Institution an opportunity to assess, together with the Company, whether the invention is subject to the provisions of this
Section 6(b). Consultant hereby represents and warrants to the Company that he has disclosed to the Company any and all inventions, discoveries, compositions, original works of authorship, concepts, ideas and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by Consultant, alone or jointly with others, which might reasonably be of commercial value to the Company in the Field. Consultant agrees to notify the Company in writing forty-five (45) days in advance before engaging in any new research, clinical, or educational activities at Institution that Consultant believes would be related to the Services performed for the Company under this Agreement.

            (d) Consultant hereby represents and warrants to the Company that he is not, as of the Effective Date, engaged in any research or clinical activities related to the Field other than

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research or clinical activities conducted at Institution. Consultant agrees to notify the Company in writing forty-five (45) days in advance before engaging in any new research or clinical activities related to the Field at or on behalf of any institution or entity other than Institution.

      7. Restricted Activities. Consultant agrees that some restrictions on his activities during and after his engagement to provide Services under this Agreement are necessary to protect the goodwill, confidential information and other legitimate interests of the Company and its affiliates:

            (a) During the term of this Agreement and for twelve (12) months after this Agreement terminates (the "Non-Competition Period"), Consultant shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Business of the Company and its affiliates anywhere in the world or undertake any planning for any business competitive with the business of the Company and its affiliates. For the purposes of this Section 7, the "business of the Company and its affiliates" shall include the development or commercialization of products in the Field.

            (b) Consultant further agrees that during the term of this Agreement and during the Non-Competition Period, Consultant will not hire or attempt to hire any employee of the Company or any of its affiliates, assist in such hiring by any person, encourage any such employee to terminate his or her relationship with the Company or any of its affiliates, or solicit or encourage any independent contractor doing business with the Company or any of its affiliates to terminate or diminish its relationship with them.

            (c) Nothing in this Section 7 shall be construed to restrict or limit the activities Consultant is performing or may perform in the course of, or incidental to, Consultant's appointment at Institution, including but not limited to research sponsored by a third party commercial entity, nor shall anything in this Section 7 be construed to restrict or limit Consultant's right to serve as an advisor to any hospital, governmental or not-for-profit organization.

      8. Termination. This Agreement may be terminated by the Company or Consultant with or without cause at any time upon thirty (30) days prior notice to the other party, provided, however, that such notice shall not be required in the case of a termination by the Company by reason of a breach by Consultant of the provisions of Sections 5, 6 or 7 of this Agreement. The obligations of Sections 5, 6 and 7 of this Agreement shall survive any termination of this Agreement and the Consulting Period. The effect (if any) of a termination pursuant to this Section 8 on the options granted pursuant to Section 2 shall be as set forth in the Option Agreement.

      9. No Conflicts. Consultant represents and warrants to the Company that the execution of this Agreement and the performance of his obligations under this Agreement will not breach or be in conflict with any other agreement to which Consultant is a party or is bound (including without limitation the Institution Inventions Policy and that Consultant is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations under this Agreement.

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      10. Independent Contractor. Consultant's relationship with the Company shall be that of an independent contractor, and he will not be an employee of the Company for any purpose whatsoever.

      11. Indemnification. The Company shall hold harmless, indemnify and defend Consultant against any and all claims, liabilities, losses, costs or expenses (including reasonable attorney's fees) arising out of or in connection with his Services under this Agreement, unless such claims, liabilities, losses, costs or expenses arise from an act or omission by Consultant constituting willful misconduct, gross negligence, self dealing or fraud, or an act or omission the payment of indemnification for which is prohibited by law.

      12. Notices. Any notice or other communication under this Agreement shall be in writing, shall be given either manually or by mail or fax, addressed to the party to be notified at its address first set forth above, and shall be deemed sufficiently given as of the third day thereafter. Either party may, by notice to the other, change its address for receiving such notices and communications.

      13. Assignability. This Agreement shall inure to the benefit of any assignee of or successor to the Company, and Consultant specifically agrees on demand to execute any and all necessary documents in connection therewith.

      14. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with reference to the subject matter of this Agreement and shall not be changed or modified except by a written instrument signed by both parties.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, without regard to its conflicts of laws principles.

      16. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      17. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart of this Agreement shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

                            [Signature page follows]

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      IN WITNESS WHEREOF, this agreement has been executed by the parties hereto, as of the day and year first above written.

                                         CYBERKINETICS, INC.

                                         By: /s/ John Donoghue
                                            -------------------------
                                            Name: John Donoghue
                                            Title:

                                         CONSULTANT

                                         /s/ John P. Donoghue
                                         -----------------------------
                                         John P. Donoghue, Ph.D., individually

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                                   SCHEDULE 2
                                  COMPENSATION

      Consultant shall be a participant in the company's Founders Option Plan (the"Founders Plan") and shall be granted options thereunder to acquire a minimum of 100,000 shares of the Company's common stock, subject to the terms and conditions (including, without limitation, vesting conditions) of such Founders Plan and as more specifically provided in the option grant to Consultant.

      In addition, during the first year of the Consulting Period, the Company shall pay Consultant, not less frequently than bi-weekly in arrears, a consulting fee at the annual rate of One Hundred Fifty Thousand Dollars ($150,000).